Exhibit 10(h)

                                MOVABLE HYPOTHEC
                                ----------------

THIS AGREEMENT DATED AS OF June 15, 2004.


GRANTED BY:       VITALSTATE CANADA LTD., a Canadian corporation having its
                  registered office located at 2191 Hampton Avenue, Montreal,
                  Quebec, H4A 2K5;

                  (hereinafter called the "Grantor")


IN FAVOUR OF:     SCEPTER HOLDINGS INC., a Canadian corporation having a place of business at 170 Midwest Road, Toronto, Ontario, M1P 3A9;

                  (hereinafter called the "Creditor")


WHEREAS pursuant to a Loan Agreement (as defined herein), the Creditor has agreed to loan up to US$2,400,000 to the Borrower (as defined herein);

WHEREAS pursuant to Section 3.3. of the Loan Agreement, the Grantor has agreed to execute and deliver a Guaranty (as defined herein) in favour of the Creditor;

WHEREAS in order to further secure the repayment of its obligations under the Guaranty and under the Loan Agreement, the Grantor has agreed to grant a hypothec to the Creditor;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       DEFINITIONS


The following words and expressions, when used in this Agreement or in its appendices, shall have the following meanings unless otherwise dictated by the context:


"Amendment No. 1" shall mean Amendment No. 1 to Loan Agreement, Guaranty and Security Agreement entered into between the Creditor, the Borrower, the Grantor and Vitalstate US, Inc. as of June 15, 2004.


"Banking Day" means a day, other than a Saturday or a Sunday, on which banking institutions in Montreal and Toronto, Canada, and New York, New York State, USA, are generally open for business.


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"Borrower" shall mean Vitalstate, Inc. and any assignee or successor thereto and includes any corporation resulting from the amalgamation of the Borrower with any other Person or Persons.


"Creditor" shall mean Scepter Holdings Inc. as well as any assignee or successor thereto.


"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


"Grantor" shall mean Vitalstate Canada Ltd. and any assignee or successor thereto and includes any corporation resulting from the amalgamation of the Grantor with any other Person or Persons.


"Guaranty" shall mean the guaranty entered into between the Grantor and Vitalstate US, Inc. in favour of the Creditor, as amended by Amendment No. 1 and as it has been or may be further amended, restated, renewed, extended or otherwise modified from time to time.


"Hypothec" shall mean the hypothec and security established by the Grantor in favour of the Creditor pursuant to this Agreement.


"Hypothecated Property" shall mean the property hypothecated hereunder more fully described in Section 4 of this Agreement.


"Loan Agreement" shall mean the loan agreement entered into between the Creditor, the Borrower, the Grantor and Vitalstate US, Inc. as of February 10, 2004, as amended by Amendment No. 1 and as it has been or may be further amended, restated, renewed, extended or otherwise modified from time to time.


"Person(s)" shall mean any legal or natural person, corporation, company, firm, joint venture, partnership, whether general, limited or undeclared, trust, association, unincorporated organization, Governmental Authority or other entity of whatever nature.

2.       AMOUNT OF HYPOTHEC


To secure the performance of its obligations mentioned in Section 3, the Grantor hereby hypothecates in favour of the Creditor the Hypothecated Property for a principal amount of One Million Five Hundred Thousand Canadian Dollars (CA$1,500,000) plus an additional hypothec equal to twenty per cent (20%) of such amount for a total amount of One Million Eight Hundred Thousand Canadian Dollars (CA$1,800,000), the whole with interest from the date of this Agreement at an annual rate of twenty-five per cent (25%).

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3.       SECURED OBLIGATIONS

3.1 The Hypothec shall guarantee the performance of all obligations, both present and future, of the Grantor towards the Creditor resulting from the following: (a) the Guaranty and (b) the Loan Agreement. The Hypothec shall also guarantee the performance of the obligations and the payment of the amounts set out in this Agreement and all reasonable costs incurred by the Creditor in order to observe or perform the undertakings of the Grantor under this Agreement.

3.2 In addition, the Hypothec shall guarantee all of the Grantor's present and future, direct and indirect obligations towards the Creditor, including any which are consistent with the above description, which do not yet exist but will in future, as well as any obligations resulting from future agreements with the Creditor. Any future obligation secured by this Agreement shall be deemed to be an additional obligation which the Grantor is assuming under this Agreement.

4.       HYPOTHEC: DESCRIPTION OF HYPOTHECATED PROPERTY

4.1 The Grantor hereby hypothecates in favour of the Creditor the following property:

         4.1.1 Accounts receivable - any and all accounts receivable, contract rights and other rights to payment for the sale of goods.

         4.1.2 Inventory - any and all inventory, including, without limitation, any and all goods held for sale or lease or being processed for sale or lease, including, without limitation, all materials, work in process, finished goods, and other tangible property held for sale or lease; and

         4.1.3 Other property - The following property shall also be affected by the Hypothec granted under this Agreement:

                  4.1.3.1 the proceeds of any sale, lease or other disposal of any Hypothecated Property (including, without limitation, cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit), as well as of any property acquired in replacement thereof;

                  4.1.3.2 any insurance benefit or compensation for expropriation relating to the Hypothecated Property;

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                  4.1.3.3  the principal of, and fruits and income generated by, the Hypothecated Property;

                  4.1.3.4 any and all instruments, documents, registers, invoices and accounts evidencing or related to the Hypothecated Property.

5.       REPRESENTATIONS

5.1      The Grantor hereby makes the following representations:

         5.1.1 it is the unconditional and absolute owner of the Hypothecated Property, with the exception of future property;

         5.1.2 the Hypothecated Property is free and clear of any priority, legal or conventional hypothec, charge, encumbrance, garnishment, right of rescission, right of repossession or any other rights, save and except for prior hypothecs in favour of the Creditor;

         5.1.3 the taxes, levies, assessments and fees affecting the Hypothecated Property have all been paid to date, without subrogation;

         5.1.4 to the best of its knowledge, no suit or proceeding has been instituted against it or is likely to affect the Hypothecated Property;

         5.1.5 it has executed no undertaking likely to impair the value of the Hypothec;

         5.1.6 all of the property owned by the Grantor is located in the province of Quebec;

         5.1.7    it is not in default as defined in this Agreement.

6.       COMMITMENTS

6.1      The Grantor hereby makes the following commitments:

         6.1.1 to advise the Creditor in writing of any change in its name and trade names or in the contents of the representations made in Section 5;

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         6.1.2    to advise the Creditor in writing of the names of any
                  insurance carriers which are party to the insurance policies specified in this Agreement.

6.2 Information - To provide the Creditor with any information which it may reasonably request in relation to the Hypothecated Property or to ascertain whether or not the Grantor is fulfilling its commitments and obligations. The Grantor shall advise the Creditor of any fact or event likely to adversely affect the value of the Hypothecated Property or the Grantor's financial position.

6.3 Access to premises - To allow the Creditor, at all reasonable times under the circumstances and at the Grantor's expense, to examine the Hypothecated Property, to inspect it and to valuate it and to provide access to the premises where such Hypothecated Property may be found.

6.4 Maintenance - To maintain the Hypothecated Property in a proper state of maintenance and repair and in compliance with any laws and regulations which may be applicable from time to time. The Grantor shall make no substantial changes and shall proceed with no demolition; nor shall it allow the Hypothecated Property to deteriorate or use it or allow it to be used for illicit purposes.

6.5 Maintenance of Hypothec - To constantly maintain in full force and effect and to keep enforceable against third persons the Hypothec granted hereunder; to do any things and to sign any documents required (including notices of renewal) so that the Hypothec granted hereunder may have full effect over all Hypothecated Property and be constantly enforceable against third persons.

6.6 Loss or damage - To advise the Creditor forthwith of any loss or damage and to expeditiously take any action so that the insurance carrier may pay benefits to the Creditor, insofar as the latter is entitled to such benefits. The Creditor shall be authorized to allocate all or part of any insurance benefits to reducing amounts due under this Agreement (even where such amounts have not yet become due or payable); however, such reduction shall not occur until the Creditor has advised the Grantor of its decision to so allocate such benefits. The Creditor may also choose to allocate all or part of the insurance benefits to payment of any replacement, repair or reconstruction costs.

6.7 Lease, sale, disposal - To notify the Creditor forthwith if any part of the Hypothecated Property is leased, sold, assigned or otherwise disposed of, if such transaction is not made in the ordinary course of the Grantor's business.

6.8 Compliance with the law - To comply with the requirements of all laws and regulations applicable to the operation of its business and to the holding of the Hypothecated Property, including environmental legislation.

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7.       DEFAULT

7.1 The Grantor shall be in default in each of the following cases, and no notice or prior notice shall be required:

         7.1.1 where there occurs an "Event of Default" (as defined in the Loan Agreement) or where there is default under any other present or future agreement between the Grantor and the Creditor, including, without limiting the generality of the foregoing, under the Guaranty;

         7.1.2 where the Grantor fails to fulfil any of its commitments under this Agreement and such failure is not remedied by the Grantor within five (5) business days of receipt of written notice from the Creditor specifying the nature of such failure;

         7.1.3 where a statement or representation made under this Agreement, or the content of any documents, statements or certificates provided with respect to this Agreement or to the Loan Agreement or to the Guaranty, turns out to be false or misleading.

7.2 Any default on the part of the Grantor pursuant to this Agreement or pursuant to the Guaranty shall constitute an "Event of Default" pursuant to the Loan Agreement.

8.       EXERCISE OF REMEDIES IN THE EVENT OF DEFAULT

8.1 In the event of default, regardless of the hypothecary remedy which the Creditor may choose to exercise, the following provisions shall apply:

         8.1.1 the Creditor shall be authorized, but not required, to do the following at the Grantor's expense, with a view to protecting or realizing the value of the Hypothecated Property:

                  8.1.1.1 to continue the processing of the Hypothecated Property or perform the operations to which the Grantor subjects such property in the course of its business, and to acquire any property for this purpose;

                  8.1.1.2 to dispose of any Hypothecated Property which is obsolete or likely to depreciate rapidly or to become impaired;

                  8.1.1.3 to use the information obtained in the exercise of its rights;

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                  8.1.1.4  to fulfil any of the Grantor's commitments;

                  8.1.1.5 to exercise any right attached to the Hypothecated Property;

                  8.1.1.6 in the exercise of any of its rights, to use without charge the Grantor's premises, equipment, machinery, processes, information and intellectual property;

                  8.1.1.7  to borrow funds;

                  8.1.1.8 to ensure proper maintenance, proceed with any repairs or renovations, undertake or complete any work, at the Grantor's expense;

         8.1.2 the Creditor shall exercise its rights in good faith so that, following such exercise, the obligations secured by the Hypothec shall be reasonably reduced under the circumstances;

         8.1.3 the Creditor may itself purchase or otherwise acquire the Hypothecated Property directly or indirectly;

         8.1.4 in the exercise of its rights, the Creditor shall be entitled to waive any of its rights or of the Grantor's, even without consideration;

         8.1.5 the Creditor shall not be required to make an inventory, take out insurance or provide any other security;

         8.1.6 the Grantor shall, at the Creditor's request, move the Hypothecated Property and make it available to the Creditor in a location designated by the Creditor and which, in the latter's opinion, is more appropriate under the circumstances.

8.2 Where the Creditor exercises the hypothecary remedy of "taking in payment" and the Grantor requires that the Creditor proceed instead with a sale of the Hypothecated Property in relation to which the Creditor is exercising its remedy, the Grantor hereby acknowledges that the Creditor shall not be required to abandon its remedy for taking in payment unless, within the time allotted for surrender, the Creditor
         (i) has been provided with security which it deems satisfactory to the effect that the property shall be sold at a sufficiently high price to enable the Creditor's claim to be paid in full, (ii) has been reimbursed for any expenses then incurred by the Creditor, including any fees of consultants or legal counsel relating to such remedy, and
         (iii) has been provided with the amounts required for the sale of the property; the Grantor further acknowledges that the Creditor shall alone be entitled to select the method of sale.

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8.3      The Grantor shall be deemed to have surrendered the Hypothecated
         Property held by the Creditor or on its behalf where the Creditor has not, within the time allotted for surrender by law or by a court, received written notice from the Grantor that the latter was challenging the exercise of the hypothecary remedy indicated in the prior notice.

8.4 Where the Creditor itself sells the Hypothecated Property, it shall not be required to obtain a prior valuation from a third person.

8.5 The Hypothecated Property may be sold with a legal warranty on the part of the Grantor or, at the Creditor's option, with a total or partial warranty exclusion; it may also be sold for cash, on an instalment basis or subject to the terms and conditions determined by the Creditor; such sale may be rescinded in the event of non-payment of the agreed price, and the property may then be resold.

9.       GENERAL PROVISIONS

9.1 Additional security - The Hypothec granted hereunder shall be in addition to any other hypothec or security held by the Creditor, including, without limitation, the movable hypothec dated February 10, 2004 granted by the Grantor in favour of the Creditor to secure the performance of its obligations mentioned in Section 3 and registered at the Register of Personal and Movable Real Rights in the Province of Quebec under number 04-0196152-0002, but shall not be in replacement or exchange thereof; it shall not affect the Creditor's rights of set-off.

9.2 Notices - All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing to the party for whom it is intended and shall be mailed, sent or delivered, to such party at its address set forth below with its signature or shall be sent by telecopier or other means of rapid communication at its rapid communication address set forth below with its signature, or at such other address or rapid communication address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if mailed, three (3) Banking Days after deposited in the mail, first class, postage prepaid,
         (ii) if delivered, when delivered and (iii) if sent by telecopier or other means of rapid communication, on the date of transmission if transmitted before 3:00 p.m. (Montreal time) on a Banking Day or, in any other case, on the next following Banking Day. In the event of a postal strike or any slow-down in the postal service, no notice of or communication by mail shall be effective if sent during, or within five
         (5) Banking Days prior to the commencement of, such strike or slow-down unless it is actually received by the party to whom it is addressed and, in such event, it shall be effective only on the date of actual receipt.

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9.3      Time allotted - The Creditor may grant extensions, take or surrender security, make accommodations, grant discharges or releases or otherwise transact with the Grantor, at its discretion, without thereby restricting its rights hereunder or reducing the Grantor's liability.

9.4 Continuing security - The Hypothec shall constitute a continuing security which shall subsist notwithstanding the occasional, total or partial satisfaction of the obligations secured hereby; it shall have full and complete effect until such time as a total discharge has been executed by the Creditor.

9.5 Putting in default - Time is of the essence in this contract. The Grantor shall be in default of performing its obligations hereunder by the mere lapse of the time allowed for such performance or by the mere materialization of the due date, without notice or prior notice.

9.6 Execution in Counterparts - This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9.7 Cumulative remedies - By exercising any of its rights, the Creditor shall not be prevented from exercising any other right resulting from this Agreement, from the Loan Agreement, from the Guaranty, from any deed granting a security in favour of the Creditor or from any legislation; the Creditor's rights shall be cumulative, and not alternative. Failure to exercise any of its rights shall not constitute, for the Creditor, a waiver of any future exercise of such right. The Creditor may exercise its rights hereunder without having to exercise its rights against any other person responsible for the payment of the obligations secured hereby and without having to realize any other security guaranteeing such obligations.

9.8 Irrevocable mandate - The Creditor is hereby irrevocably appointed the Grantor's representative with power of substitution for purposes of the following paragraph, with a view to doing any thing or signing any paper, power of attorney or document which it deems appropriate for purposes of exercising its rights or which the Grantor may fail or refuse to sign or do.

9.9 Delegation - The Creditor may delegate to another person the exercise of its rights or remedies or the performance of its obligations under this Agreement or under the law; in such an event, the Creditor may provide to such other person any information which it possesses about the Grantor or the Hypothecated Property.

9.10 Liability - The Creditor shall not be liable for any material damage which may result through its fault or that of its servants or of any persons with whom it has contracted for purposes of protecting or exercising its rights, unless such damage is the result of gross negligence or wilful misconduct.

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9.11     Successors - The rights conferred upon the Creditor hereby shall extend to any successor, including any entity resulting from the merger of the Creditor with another person.

9.12 Governing Law - Notwithstanding anything to the foregoing provided for in the Loan Agreement, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec as the same may from time to time be in effect.

9.13 Language - The parties hereby confirm their express wish that the present Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English. Notwithstanding such express wish, the parties agree that any of such documents, agreements and notices or any part thereof or of this Agreement may be drawn up in French. Les parties reconnaissent leur volonte expresse que la presente convention ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement, y compris les avis, soient rediges en langue anglaise. Nonobstant telle volonte expresse, les parties conviennent que n'importe quel desdits documents, conventions et avis ou toute partie de ceux-ci ou de cette convention puissent etre rediges en langue francaise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.

Address:                                 VITALSTATE, INC.
2191 Hampton Avenue
Montreal, Quebec
H4A 2K5
                                         Per:     /s/ James Klein
Telecopier:                                       -----------------------------
Attention of:
                                                  Name:    ____________________


                                                  Title:   ____________________


Address:                                 SCEPTER HOLDINGS INC.
70 Midwest Road
Toronto, Ontario
M1P 3A9
                                         Per:     /s/ Christopher Luck
Telecopier: (416) 751-9099                        -----------------------------
Attention:  Chris Luck
                                                  Name:    ____________________


                                                  Title:   ____________________